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                                                                 Exhibit 10(xxi)

                             NACCO INDUSTRIES, INC.
              1997 SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN
                                   GUIDELINES

1.       GUIDELINES
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         These 1997 Supplemental Annual Incentive Compensation Plan Guidelines
("Guidelines") have been approved by the Committee for the administration of the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (the "Plan") for Awards granted to Participants for the Award Term.

2.       DEFINITIONS
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         (a) "Adjusted ROE" means the Company's adjusted return on equity, calculated as follows:

       Net Income (before extraordinary items) + Amortization of Goodwill
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      Weighted Average (Stockholders' Equity + Accumulated Amortization of
                       Goodwill + UMWA Adjustment) where:

              (i) NET INCOME (BEFORE EXTRAORDINARY ITEMS) is defined as consolidated net income for the Company and its subsidiaries for the Award Term before extraordinary items, but including any extraordinary items related to refinancing (net of tax), as such terms are defined by general accepted accounting principles ("GAAP").

              (ii) AMORTIZATION OF GOODWILL is defined as the consolidated amortization expense related to the intangible asset goodwill for the Company and its subsidiaries for the Award Term.

              (iii) WEIGHTED AVERAGE STOCKHOLDERS' EQUITY is calculated by adding the consolidated stockholders' equity for the Company, as defined by GAAP, at the beginning of the Award Term and the end of each month of the Award Term, and dividing by thirteen.

              (iv) WEIGHTED AVERAGE ACCUMULATED AMORTIZATION OF GOODWILL is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the Award Term and the end of each month of the Award Term, and dividing by thirteen.



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              (v) WEIGHTED AVERAGE UMWA ADJUSTMENT is calculated by adding the balance in the Obligation to United Mine Workers of America Combined Benefit Fund, net of tax, for the Company at the beginning of the Award Term and the end of each month of the Award Term, and dividing by thirteen.

         (b) "Award" means cash paid to a Participant under the Plan for the Award Term. The amount of an Award shall be not greater than a Participant's Base Amount, multiplied by the ROE Factor.

         (c) "Award Term" means the period from January 1, 1997 through December 31, 1997.

         (d) "Base Amount" means for any Participant a dollar amount, which shall be equal to the salary midpoint for the Salary Points assigned to the Participant by the Committee for the Award Term multiplied by 40% of the short-term incentive compensation target percent for those Salary Points. Attached hereto as EXHIBIT A is a schedule listing the Base Amount for each Participant for the Award Term.

         (e) "Committee" means the Committee appointed under the terms of the Plan.

         (f) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key position in which his efforts may significantly contribute to the profits or growth of the Company. Directors of the Company who are also employees of the Company are eligible to participate in the Plan. Employees of the Company's subsidiaries shall not be eligible to participate in the Plan. A Participant must be both employed by the Company and a Participant on December 31 of the Award Term, and the amount of any Award to a Participant who was not also employed by the Company and a Participant on the first day of the Award Term shall be not more than the pro-rated amount based upon the number of days actually employed by the Company in the Award Term. Attached hereto as EXHIBIT A is a schedule listing the Participants for the Award Term.

         (g) "ROE Factor" means a percentage based on Adjusted ROE for the Award Term. Attached hereto as EXHIBIT B is a formula calculating the ROE Factor based on Adjusted ROE for the Award Term.

         (h) "Salary Points" means the salary points assigned to a Participant by the Committee pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.



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3.       AWARDS
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         3.1 AWARDS
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         (a) PARTICIPANTS. EXHIBIT A lists the Participants and the Salary
Points, the salary midpoint, the short-term incentive compensation percent and the Base Amount for each Participant for the Award Term. The Committee shall have the power to add Participants at any later date in the Award Term if individuals subsequently become eligible to participate in the Plan. Each Participant shall be notified that he is eligible to receive an Award for such term and the amount of his Base Amount. If a Participant, other than a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, receives a change in Salary Points, salary midpoint and/or short-term incentive compensation target percent, such change and any resulting change in his Base Amount will be reflected on an amended EXHIBIT A.


         (b) Not later than the ninetieth day of the following calendar year, the Committee shall approve:

              (i) the ROE Factor for the Award Term and a preliminary calculation of the amount of each Award based upon the application of the ROE Factor to the Base Amount; and

              (ii) a final calculation of the amount of each Award to be paid to each Participant for the prior year, which amount shall be not greater than the amount determined in accordance with Section 3(b)(i). The Committee shall have the power to decrease, but not to increase, the amount of any Award below the amount determined in accordance with Section 3(b)(i).

         (c) Promptly following the approval of Awards for the Participants pursuant to Section 3(b)(ii), the Company shall pay the amount of such Awards to the Participants in cash, subject to all withholdings and deductions pursuant to
Section 4; provided, however, that no Award shall be payable to a Participant except as determined by the Committee.

         (d) No Award may be paid for any year to a Participant in excess of $800,000.

4.       WITHHOLDING TAXES
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         Any Award paid to a Participant under this Plan, shall be subject to standard federal, state and local income tax, social security and other standard withholdings and deductions.


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5.       AMENDMENT

         The Committee may alter or amend these Guidelines from time to time; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award of such Participant; and further provided, however, that no amendment to these Guidelines may be made which would cause any amount paid to a Participant who is, or is determined to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.



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